CONSENT OF AUDITOR

GATELY & ASSOCIATES, LLC
Certified Public Accountants
1248 Woodridge Court,
Altamonte Springs, FL 32714
(407) 341-6942
Fax (407) 540-9612

April 4, 2007

Totalmed Systems, Inc.
1200 SE Maynard Road
Suite 203
Cary, NC 27511

This letter is to confirm that Gately & Associates, LLC has reviewed the amendment No. 4 to Form SB-2 filing and consents to the inclusion of the audit report dated March 9, 2007 for the audit of the company's financial statements for the periods ending December 31, 2005 and 2004.

/s/ GATELY & ASSOCIATES, LLC
Gately & Associates, LLC
Altamonte Springs, FL